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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BarPoint.com, Inc. on Form S-8 of our report dated November 22, 2000, appearing in the Annual Report on Form 10-KSB of BarPoint.com, Inc. for the year ended September 30, 2000.

Deloitte & Touche LLP

June 22, 2001

                                    23.1-1